                                                                   Exhibit 99.2

                          Ford Motor Company

                2001 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                                         2001 Planned
                                               --------------------------------------------------------------
                                               First         Second        Third         Fourth        Full
                                               Quarter       Quarter       Quarter       Quarter       Year
                                               -------       -------       -------       -------       ----
                                                (000)         (000)         (000)         (000)        (000)

North American Production and Imports
-------------------------------------
Car (U.S., Canada, and
        Hermosillo/Cuautitlan in Mexico)         365           436

Truck (U.S., Canada)                             695           814
                                               -----         -----         -----           -----       -----
   North American Production                   1,060         1,250

Mexican Domestic Units a/                         21       Inc. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       58            64
                                               ------        ------        -----           -----       -----

   Total North America (Incl. Imports)         1,139         1,314


Overseas Vehicle Unit Sales                      702           692
                                               -----         -----         -----           -----       -----

Ford Worldwide                                 1,841         2,006
                                               =====         =====         =====           =====       =====

Over/(Under) Prior
   North America
                  Units:
                  - Issue                         10
                  - Quarter                        2           175
                  - Year                        (191)          (63)

                  Percentage:
                  - Issue                          1%
                  - Quarter                        0%           15%
                  - Year                        (14)%          (5)%

   Overseas
                  Units:
                  - Issue                         10
                  - Quarter                       75           (10)
                  - Year                         108            10

                  Percentage:
                  - Issue                          1%
                  - Quarter                       12%           (1)%
                  - Year                          18%             1%

   Worldwide
                  Units:
                  - Issue                         20
                  - Quarter                       77           165
                  - Year                         (83)          (53)

                  Percentage:
                  - Issue                          1%
                  - Quarter                        4%            9%
                  - Year                         (4)%           (3)%


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a/Units produced and sold in Mexico                           Investor Relations
                                                                          3/1/01